UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2006

PANAMSAT HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32456	20-1728720
(Commission File Number)	(IRS Employer Identification No.)

PANAMSAT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22531	95-4607698
(Commission File Number)	(IRS Employer Identification No.)

20 Westport Road, Wilton, Connecticut 06897

(Address of Principal Executive Offices) (Zip Code)

(203) 210-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously contemplated and disclosed in a press release issued by PanAmSat Holding Corporation (“Holdco”) on May 31, 2006, Holdco has commenced an offering of approximately $725 million of senior notes due 2016 and PanAmSat Corporation (“Opco”) has commenced an offering of approximately $575 million of senior notes due 2016 (collectively, the “Offering”), in connection with the pending acquisition of Holdco (the “Acquisition”) by Intelsat (Bermuda), Ltd., a subsidiary of Intelsat, Ltd.

Attached as Exhibit 99.1 hereto and incorporated by reference herein is a presentation of certain information relating to Holdco and Opco made in connection with the Offering, including certain information relating to the Acquisition and unaudited pro forma financial information of Holdco and Opco.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Supplemental Regulation FD Disclosure Statement of PanAmSat Holding Corporation and PanAmSat Corporation, dated June 5, 2006*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION (Registrant)

Date: June 5, 2006
/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Executive Vice President, Corporate Development, General Counsel and Secretary

PANAMSAT CORPORATION (Registrant)

Date: June 5, 2006
/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Executive Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Supplemental Regulation FD Disclosure Statement of PanAmSat Holding Corporation and PanAmSat Corporation, dated June 5, 2006*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.